UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) March 5, 2010


                        ADVANCED TECHNOLOGIES GROUP, LTD.
             (Exact name of registrant as specified in its charter)

          Nevada                         0-30987                  80-0987213
(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)

     331 Newman Springs Road
       Bld. 1, 4Fl. Suite 143
          Red Bank, NJ                                              07701
(Address of principal executive offices)                          (Zip Code)

        Registrant's telephone number, including area code (732-784-2801)


                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

ADOPTION OF 2010 EQUITY INCENTIVE PLAN

     On March 5, 2010, the Board of Directors (the "Board") of Advanced Technologies Group, Ltd., a Nevada corporation (the "Company", "we", "us" or "our") adopted the Company's 2010 Equity Incentive Plan (the "Plan").

     SHARES RESERVED FOR ISSUANCE. The Plan includes an initial reserve of 3,000,000 shares of our common stock that will be available for issuance under the Plan, subject to adjustment to reflect stock splits and similar events. Shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award that is granted but is subsequently forfeited, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the Plan. The Plan provides for the grant of stock options, stock appreciation rights and restricted stock grants.

     ADMINISTRATION. The Plan is administered by our Board of Directors or a Committee of directors selected by the Board (the "Committee"). The Plan authorizes the Committee to select those participants to whom awards may be granted, to determine whether and to what extent awards are granted, to determine the number of shares of common stock or other considerations to be covered by each award, to determine the terms and conditions of awards, to amend the terms of outstanding awards, and to take any other action consistent with the terms of the Plan as the Committee deems appropriate. Generally, awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or its subsidiaries and the Committee may designate, subject to the parameters of the Plan, whether an award may be designated as an incentive award (subject to the requirement of stockholder approval of the Plan). The Committee also has the authority to interpret the provisions of the Plan.

     TERMS OF OPTIONS. As discussed above, the Committee determines many of the terms and conditions of awards granted under the Plan, including whether an option will be an "incentive stock option" or a non-qualified stock option (subject to the requirement that we obtain stockholder approval of the Plan within the next 12 months if we intend to issue incentive stock options). An option designated as an incentive stock option is intended to qualify as such under Section 422 of the Code. Thus, the aggregate fair market value, determined at the time of grant, of the shares with respect to which incentive options are exercisable for the first time by an individual during any calendar year may not exceed $100,000. Non-qualified options are not subject to this requirement. Each option is evidenced by an agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the Plan):

     * VESTING AND EXERCISABILITY: Options become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Committee and as set forth in the related stock option agreement. The maximum term of each option is ten years from the date of grant.

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     *    EXERCISE PRICE: Each stock option agreement states the exercise price, which may not be less than 100% of the fair market value of one share of our common stock on the date of the grant (and not less than 110% with respect to an incentive stock option granted to a 10% or greater stockholder).

     * METHOD OF EXERCISE: The exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the Committee, in other forms of legal consideration.

     * TERMINATION OF EMPLOYMENT: Options cease vesting on the date of termination of service or the death or disability of the participant. Options granted under the Plan generally expire three months after the termination of the participant's service to us, except in the case of death or disability, in which case the awards generally may be exercised up to 12 months following the date of death or termination of service. However, if the participant is terminated for cause, the participant's options will expire upon termination.

     * CHANGE OF CONTROL: In the event of a change of control (as defined in the plan), the buyer may either assume the outstanding awards or substitute equivalent awards. Alternatively, our Board may determine to permit all unvested options to immediately vest upon the change of control. If our Board does not make such a determination, all awards will expire upon the closing of the transaction unless the stock option agreement issued to the particular participant provides otherwise.

     TERMS OF RESTRICTED STOCK AWARDS. Each restricted stock award is evidenced by a restricted stock purchase agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the Plan):

     * VESTING: Shares subject to a restricted stock award may become vested over time or upon completion of performance goals set out in advance, which may include the following types of criteria: (a) net revenue and/or net revenue growth; (b) earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; (c) operating income and/or operating income growth; (d) net income and/or net income growth; (e) earnings per share and/or earnings per share growth; (f) total stockholder return and/or total stockholder return growth; and (g) individual business objectives.

     * TERMINATION OF EMPLOYMENT. Restricted stock awards shall cease to vest immediately if a participant is terminated for any reason, unless provided otherwise in the applicable restricted stock purchase agreement or unless otherwise determined by the Committee.

     * CHANGE OF CONTROL: Restricted stock awards shall be treated in the same manner as described under "Terms of Stock Options" above.

     STOCK APPRECIATION RIGHTS. Stock appreciation rights, or SARs, are awards in which the participant is deemed granted a number of shares subject to vesting. When the SARs vest, then the participant can exercise the SARs.

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Exercise, however, does not mean the number of shares deemed granted are issued.
Rather, the participant will receive cash (or shares, if so determined by the Committee) having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which our stock price on the date of exercise exceeds our stock price on the date of grant. SARs expire under the same rules that apply to options.

     MODIFICATION AND TERMINATION OF THE PLAN. The Committee may from time to time, in its discretion, amend the Plan without the approval of shareholders, except (a) as such shareholder approval may be required under the listing requirements of any securities exchange or national market system on which our equity securities are listed and (b) that if the Plan has been approved by stockholders, the Committee may not without the approval of the Company's shareholders amend the Plan to increase the total number of shares reserved for the purposes of the Plan. The Plan shall continue in effect until the earlier of its termination by the Committee or the date on which all of the shares of common stock available for issuance thereunder have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing options granted under the Plan have lapsed.

     ADJUSTMENTS. In the event any change is made to the common stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares or recapitalization, appropriate adjustment will be made to the share reserve of the Plan and to the number of shares and the exercise price of the Common Stock subject to outstanding options.

GRANT OF STOCK OPTIONS.

     On March 5, 2010, the Board granted 90,000 restricted shares of Common Stock (the "Restricted Stock") to each director (Messrs. Stelmak, Raskas and Mashov) on account of the fiscal year ended January 31, 2010. The Restricted Stock vests in three equal annual installments on the first, second and third anniversaries of the grant date.

ITEM 9.01 EXHIBITS

(d)

10.1  2010 Equity Incentive Plan

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ADVANCED TECHNOLOGIES GROUP, LTD.


                                       By: /s/ Alex Stelmak
                                          --------------------------------------
                                       Name:  Alex Stelmak
                                       Title: Chief Executive Officer

Date: March 8, 2010


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